Exhibit 13

                                 THE ALGER FUND

                            NEW ACCOUNT APPLICATION

Remember to sign and date this application (See Section 10)

PLEASE  DO NOT USE THIS  APPLICATION  FOR AN IRA.  IF YOU HAVE  QUESTIONS  ABOUT
COMPLETING   THIS   APPLICATION  OR  NEED  AN  IRA   APPLICATION,   PLEASE  CALL
1-800-992-3863.

RETURN YOUR COMPLETED APPLICATION IN THE POSTPAID ENVELOPE OR MAIL TO:

ALGER SHAREHOLDER SERVICES, INC.
30 MONTGOMERY STREET
JERSEY CITY, NJ 07302

Please print

1  YOUR ACCOUNT REGISTRATION
(CHECK ONE BOX)
/ / INDIVIDUAL OR JOINT ACCOUNT
 ................................................................................
Owner's Name: (First, Middle Initial, Last)
 ................................................................................
Owner's Social Security Number
 ................................................................................
Joint Owner's Name: (First, Middle Initial, Last)
Joint accounts will be registered joint tenants with the right of survivorship, unless otherwise indicated.

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/ / GIFT OR TRANSFER TO MINOR
 ................................................................................
Custodian's Name (One Name Only: First, Middle Initial, Last)
 ................................................................................
Minor's Name (One Name Only: First, Middle Initial, Last)
Under the..................................Uniform Gifts/Transfers to Minors Act
(State of Minor's residence)
Minor's Social Security Number..................................................

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/ / TRUST (Please include copy of first and last page of trust agreement)
 ................................................................as trustee(s) of
Trustee(s)' Name
 ..............................................................for the benefit of
Name of Trust
 ................................................................................
Beneficiary's Name
 ................................................................................
Taxpayer ID Number         Full Date of Trust Agreement

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/ / CORPORATION PARTNERSHIP, OR OTHER ENTITY
 ................................................................................
Name of Corp. or Other Entity
 ................................................................................
Taxpayer ID Number..............................................................

Please include copy of corporate resolution or call 1-800-992-3863 for additional forms.

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2  YOUR ADDRESS
 ................................................................................
Street or P.O. Box Number
 ................................................................................
City                                             State               Zip

Citizenship:   / /  U.S.   / /  Resident      / /Non-Resident...................
                                Alien            Alien        Specify Country
(     )                            (    )
 ................................................................................
Daytime Phone                      Evening Phone

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3  INVESTMENT INSTRUCTIONS
($500 minimum required for each portfolio unless you are signing up for the Automatic Investment Plan. If no selection is made below, we will invest the proceeds into The Alger Money Market Portfolio

Alger Money Market Portfolio $..................................................

                                 CLASS A                   CLASS B
                                 (Initial Sales Charge)    (Contingent Deferred
                                                            Sales Charge)

Alger Growth Portfolio            $....................    $....................
Alger MidCap Growth Portfolio     $....................    $....................
Alger Small  Capitalization
  Portfolio                       $....................    $....................
Alger Capital
  Appreciation
  Portfolio                       $....................    $....................
Alger Balanced
  Portfolio                       $....................    $....................
TOTAL                             $....................    $....................

MY/OUR INITIAL INVESTMENT IS BEING MADE BY:

     / / CHECK Made payable to THE ALGER FUND. We do not accept third party checks.

     / / WIRE to purchase shares by federal funds or bank wire, first call 1-800-992-3863.

                                                      ..........................
                                                             Date Wired

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4  DIVIDEND AND CAPITAL GAIN PAYMENT OPTIONS
UNLESS A BOX IS CHECKED, ALL DISTRIBUTIONS WILL BE REINVESTED IN SHARES.

                             Dividends                  Capital Gains
REINVEST IN SHARES              / /                          / /
PAY IN CASH                     / /                          / /
                                                                          (over)
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                 ALGER CHECK WRITING SIGNATURE CARD ON REVERSE

5  TELEPHONE PRIVILEGES

A. TELEPHONE EXCHANGE OPTION

     / / Yes, I/We wish to be able to exchange shares amount Portfolios of the same class by telephone.

B. TELEPHONE CHECK REDEMPTION OPTION

     / / Yes, I/We authorize The Alger Fund to honor check redemption requests by telephone to the address of record. Any request for redemption proceeds to be sent to the address of record must be in writing with the signature(S) guaranteed if made within 60 days of changing your address.

C. TELEPHONE WIRE REDEMPTION OPTION
   MINIMUM $2,500

     / / Yes, I/We authorize The Alger Fund to honor wire redemption requests by telephone to the bank account indicated below.

D. TELEPURCHASE/TELEREDEMPTION OPTION
   MINIMUM $500, MAXIMUM $50,000

     / / Yes, I/We wish to establish the TelePurchase/TeleRedemption option--permits transfer of money by telephone between my designated bank account below and my Alger Fund account. Your bank must be a member of the Automated Clearing House.

BANK ACCOUNT INFORMATION
(complete   if   requesting    Telephone   Wire    Redemption    Option   and/or
TelePurchase/TeleRedemption Option above)
A VOIDED CHECK MUST BE ATTACHED HERE.

 ................................................................................
Bank Name         Routing Number
 ................................................................................
Bank Address
 ................................................................................
City     State    ZIP
 ................................................................................

Account Name      Account Number
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6 LETTER OF INTENT - CLASS A SHARES ONLY

     / / I agree to the terms of the Letter of Intent set forth in the Prospectus. Although I am not obligated to do so, it is my intention to invest over a 13-month period in Class A shares of one or more Alger Fund Portfolios in an aggregate amount at lease equal to:

/ / $100,000      / / $250,000      / / $500,000     / / $1,000,000

(Note: For a letter of intent, the minimum initial investment must equal at least 5% of the intended amount.)

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7 MONEY MARKET PORTFOLIO ONLY
CHECK WRITING OPTION ($500 MINIMUM)

     / / YES, I/we wish to take advantage of the Money Market Portfolio checkwriting option.

  FOR JOINT ACCOUNTS ONLY

     / / We require both owners' signature to appear on redemption checks. If you do not check this box, redemption checks signed by either owner will be accepted.

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CHECK WRITING SIGNATURE CARD
PLEASE SIGN HERE: (EXACTLY AS YOU WILL SIGN ON CHECKS)
(MINIMUM CHECK AMOUNT IS $500.00
 ................................................................................
Print Name
 ................................................................................
Signature
 ................................................................................
Print Name
 ................................................................................
Signature
A/C.............................................................................

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8 AUTOMATIC INVESTMENT PLAN

     / / Check here to authorize a monthly amount ($25 minimum per Portfolio) to be debited from your bank account to purchase shares in your specified Alger Portfolio(s). The withdrawal will occur on the last business day of the month. Attach a VOIDED check from your bank account to ensure proper processing. Any co-signer of the bank account who is not a joint owner of the Alger Fund account must authorize this service by signing below.

YOUR BANK MUST BE A MEMBER OF THE AUTOMATED CLEARING HOUSE.

MONTHLY AMOUNT $......................................$25 MINIMUM PER PORTFOLIO)

PORTFOLIO ALLOCATION:

Alger Money Market Portfolio      $.............................................

                              CLASS A                      CLASS B
                              (Initial Sales Charge)       (Contingent Deferred
                                                            Sales Charge)
Alger Growth Portfolio        $....................        $....................

Alger MidCap Growth
  Portfolio                   $....................        $....................

Alger Small
  Capitalization
  Portfolio                   $....................        $....................

Alger Capital
  Appreciation
  Portfolio                   $....................        $....................

Alger Balanced
  Portfolio                   $....................        $....................

TOTAL                         $....................        $....................

 ................................................................................
Co-signer Authorization                                         Date
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9 AUTOMATIC EXCHANGE PLAN

     / / Check here to authorize an Automatic Exchange ($25 minimum per Portfolio) from the Alger Money Market Portfolio to one (or all) of The Alger Fund Portfolios of the same class. The Automatic Exchange will occur on or about the fifteenth day of each month and will be invested in the Portfolio(s) selected below. Class A shares may be subject to an initial sales charge.

MONTHLY AMOUNT $.....................................($25 MINIMUM PER PORTFOLIO)

PORTFOLIO ALLOCATION:
                             CLASS A                       CLASS B
                             (Initial Sales Charge)       (Contingent Deferred
                                                           Sales Charge)
Alger Growth Portfolio        $....................        $....................

Alger MidCap Growth
  Portfolio                   $....................        $....................

Alger Small
  Capitalization
  Portfolio                   $....................        $....................

Alger Capital
  Appreciation
  Portfolio                   $....................        $....................

Alger Balanced
  Portfolio                   $....................        $....................

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10 SIGNATURES AND TAXPAYER CERTIFICATION

The undersigned warrant(s) that I(we) have full authority and, if a natural person, I(we) am (are) of legal age to purchase shares pursuant to this application, have received a current Alger Fund Prospectus and agree to be bound by its terms.

According to the Interest and Dividend Tax Compliance Act of 1983, we are required to have the following certification: under the penalties of perjury, I certify that (i) the number shown in section 1 is my correct Social Security/Taxpayer Identification Number or I have applied, or will apply, for such a number and will provide it within sixty (60) days after signing this application, and (ii) I am not subject to backup withholding because the IRS has
(a) not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends, or (b) has rescinded a previously imposed backup withholding requirement. If you are subject to backup withholding, please cross out Number (ii) above.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X...............................................................................
Signature                                       Date
X...............................................................................
Signature                                       Date


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BROKER DEALER INFORMATION (FOR BROKER USE ONLY)
 ................................................................................
Name of Broker/Dealer Firm Broker Dealer #
 ................................................................................
Branch Office Address
 ................................................................................
Branch Office #
 ................................................................................
Rep Name                   Rep #
 ................................................................................
Rep Phone #

                                                                             A17